EXHIBIT 21

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2020

Subsidiaries of Peoples Bancorp Inc.
The following are the only subsidiaries of Peoples Bancorp Inc.:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Peoples Bank	Ohio
Peoples Insurance Agency, LLC (also does business as “Peoples Insurance”)	Ohio
Peoples Tax Credit Equity, LLC	Ohio
Marietta Mills Limited Partnership	Ohio

Peoples Investment Company	Ohio

NB&T Statutory Trust III	Delaware

Peoples Risk Management, Inc.	Nevada